NUMBER
ZNGA

SPECIMEN
NOT NEGOTIABLE

zynga

SHARES
SPECIMEN

CLASS B COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK, $0.00000625 PAR VALUE PER SHARE, OF

ZYNGA INC.

transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now in effect or as hereafter amended. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the Corporation's duly authorized officers.

DATED:

PRESIDENT

SECRETARY

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
NEW YORK, NY
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE